Exhibit 99.1

Earnings Conference Call May 7, 2025 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports First Quarter 2025 Results

HOUSTON, TX, May 7, 2025 – DNOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2025.

Recent Capital Allocation Actions

•	Repurchased $8 million of common stock in the first quarter of 2025, and $16 million year-to-date, under the $160 million share repurchase program authorized this year

•

Completed acquisition of Natron International Pte. Ltd in April, headquartered in Singapore, which expands our electrical supply capabilities under the MacLean International brand in the Asia Pacific region, serving traditional and renewable energy, infrastructure and other commercial and industrial end-markets

Financial Highlights

•	Revenue was $599 million for the first quarter of 2025

•	Net income attributable to DNOW Inc. was $22 million, or $0.20 per diluted share, for the first quarter of 2025

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $24 million, or $0.22 per diluted share, for the first quarter of 2025

•	EBITDA excluding other costs was $46 million or 7.7% of revenue for the first quarter of 2025

•	Invested $33 million in additional inventory, with cash used in operating activities of $16 million for the first quarter of 2025

•	Cash and cash equivalents was $219 million and long-term debt was zero at March 31, 2025, with total liquidity of approximately $567 million

David Cherechinsky, President and CEO of DNOW, added, “Following our second-best fourth quarter in history, we beat first-quarter expectations with revenue growth of 5% sequentially to $599 million, and delivered our second-best first-quarter EBITDA of $46 million, in a market with fewer operating rigs and completions.

We executed adroitly on our capital allocation initiatives, closing on a small important acquisition in Singapore to expand our MacLean International offering. We repurchased $16 million of common stock on a year-to-date basis, under our new $160 million share repurchase program, while strategically adding $33 million in inventory for organic growth, which should set us up favorably in this environment.

We are uniquely well-capitalized, with a significant cash balance and no debt or interest payments and can be selective and patient at the acquisition bargaining table while benefiting from our fortuitous inventory planning.

While future market conditions are difficult to predict, given uncertainties stemming from the decline in oil prices and tariff-induced trade disruptions, we believe we are well positioned to seize organic, adjacent and inorganic growth opportunities, pursuing more efficient and cost-effective ways to execute operationally.

I want to extend my sincerest gratitude to the women and men of DNOW who distinguish us in the market with how we promote our key manufacturers and work tirelessly to delight our customers, as we build upon a great start to the year.”

Prior to the earnings conference call a presentation titled “DNOW First Quarter 2025 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,600 employees and a network of locations, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers access to highly complementary digital commerce, data and information management channels. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy evolution and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$219	$256
Receivables, net	439	388
Inventories, net	385	352
Prepaid and other current assets	24	32

Total current assets	1,067	1,028
Property, plant and equipment, net	155	157
Deferred income taxes	88	93
Goodwill	230	230
Intangibles, net	63	65
Other assets	48	48

Total assets	$1,651	$1,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$329	$300
Accrued liabilities	119	130
Other current liabilities	12	12

Total current liabilities	460	442
Long-term operating lease liabilities	28	29
Other long-term liabilities	19	22

Total liabilities	507	493
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 105,977,514 and 105,652,963 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Treasury stock - at cost; 155,313 shares at March 31, 2025	(3)	—
Additional paid-in capital	2,016	2,023
Accumulated deficit	(725)	(747)
Accumulated other comprehensive loss	(150)	(153)

DNOW Inc. stockholders’ equity	1,139	1,124
Noncontrolling interest	5	4

Total stockholders’ equity	1,144	1,128

Total liabilities and stockholders’ equity	$1,651	$1,621

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Revenue	$599	$563	$571
Operating expenses:
Cost of products	460	434	438
Warehousing, selling and administrative	109	101	103
Impairment and other charges	—	—	1

Operating profit	30	28	29
Other income (expense)	—	1	1

Income before income taxes	30	29	30
Income tax provision	7	8	7

Net income	23	21	23
Net income attributable to noncontrolling interest	1	—	—

Net income attributable to DNOW Inc.	$22	$21	$23

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.20	$0.20	$0.22

Diluted	$0.20	$0.19	$0.21

Weighted-average common shares outstanding, basic	106	106	106

Weighted-average common shares outstanding, diluted	107	107	107

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Revenue:
United States	$474	$435	$451
Canada	62	66	66
International	63	62	54

Total revenue	$599	$563	$571

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) EBITDA excluding other costs as a percentage of revenue, (iii) net income attributable to DNOW Inc. excluding other costs, (iv) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs, and (v) free cash flow. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. Free cash flow is net cash provided by (used in) operating activities adjusted for purchases of property, plant and equipment, and the remaining non-GAAP financial measures exclude the impact of certain other items. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,				December 31,
	2025	As a % of revenue	2024	As a % of revenue	2024	As a % of revenue
GAAP net income attributable to DNOW Inc.	$22	3.7%	$21	3.7%	$23	4.0%
Net income attributable to noncontrolling interest	1		—		—
Interest expense (income), net	(1)		(2)		(2)
Income tax provision	7		8		7
Depreciation and amortization	11		7		10
Other costs:
Stock-based compensation (1)	3		2		4
Other (2)	3		3		3

EBITDA excluding other costs	$46	7.7%	$39	6.9%	$45	7.9%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
GAAP net income attributable to DNOW Inc.	$22	$21	$23
Other (2)	3	3	3
Other tax expense (benefit) (3)	(1)	(1)	—

Other, net of tax (4)*	2	2	4

Net income attributable to DNOW Inc. excluding other costs	$24	$23	$27

*	Totals may not foot due to rounding.

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED

EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS

RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
GAAP diluted earnings per share attributable to DNOW Inc. stockholders	$0.20	$0.19	$0.21
Other, net of tax (4)	0.02	0.02	0.04

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs	$0.22	$0.21	$0.25

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Net cash provided by (used in) operating activities	$(16)	$122	$74	$21	$81
Less: Purchases of property, plant and equipment	(6)	(3)	(2)	(3)	(1)

Free cash flow	$(22)	$119	$72	$18	$80

(1)	Stock-based compensation excludes less than $1 million for the three months ended March 31, 2025 as such amounts were reported in Other.

(2)

For the three months ended March 31, 2025, Other primarily included approximately $2 million of transaction-related charges and $1 million of International restructuring charges, both of which were included in warehousing, selling, and administrative.

For the three months ended March 31, 2024, Other was related to transaction-related charges, including approximately $2 million in warehousing, selling and administrative, and approximately $1 million in cost of products for cost of inventory that was stepped up to fair value during purchase accounting related to an acquisition.

For the three months ended December 31, 2024, Other included transaction-related charges of approximately $2 million included in warehousing, selling and administrative, and International restructuring charges of approximately $1 million related to foreign currency translation losses included in impairment and other charges.

Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

(3)

For the three months ended March 31, 2025, Other tax expense (benefit) represents tax benefit of approximately $1 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

For the three months ended March 31, 2024, Other tax expense (benefit) represents tax benefit of approximately $1 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

For the three months ended December 31, 2024, Other tax expense (benefit) represents tax benefit of less than $1 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

(4)	Other, net of tax comprises Other and Other tax expense (benefit). See footnotes (2) and (3) for details.